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                                                                       EXHIBIT 8

                                  June 5, 2001


Markel Corporation
4521 Highwoods Parkway
Glen Allen, Virginia  23060

Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080

                       Liquid Yield Option Notes Due 2031
                       ----------------------------------

Ladies and Gentlemen:

          We have acted as counsel to Markel Corporation ("Markel") in connection with the issuance by it of its Liquid Yield Option Notes due 2031 (the "LYONs") in an aggregate principal amount at maturity of up to $408,000,000 as described in Markel's prospectus supplement dated May 30, 2001 (the Prospectus Supplement"). The LYONs will be issued pursuant to an indenture and supplemental indenture, each dated as of June 5, 2001 (collectively, the "Indenture"), between Markel and the Chase Manhattan Bank as indenture trustee.

          You have asked that we render this opinion to you regarding certain aspects of the United States federal income tax classification of the LYONs and certain other United States federal income tax matters. Capitalized terms used in this opinion and not otherwise defined shall have the meanings specified in the Prospectus Supplement.

          In preparing this opinion, we have examined, and with your permission relied on, such documents as we have deemed appropriate, including, inter alia, the Prospectus Supplement, the Indenture, a specimen of the LYONs, a representation letter from Markel setting forth certain factual matters relating to the above-referenced transaction and attached to this letter as Exhibit A, the originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of Markel and such other instruments, certificates and other documents of public officials and such other persons (the "Opinion Documents"), and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

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Markel Corporation
June 5, 2001
Page 2


     In rendering this opinion, with your permission, we have not undertaken any independent investigation or verification of any fact or other matter set forth in the documents and other materials on which we have relied or the assumptions set forth in this opinion, and we expressly disclaim any intent, undertaking, or obligation to make any such investigation or verification. We express no opinion with respect to the accuracy of the assumptions, certificates, or items upon which we have relied.

     This opinion is expressly conditioned on the accuracy and completeness of the information listed in the preceding paragraphs, and is based upon the following additional assumptions:

     (1) All documents and other materials submitted to us as originals and the signatures thereon are authentic, and those submitted to us as certified, conformed, photostatic, or telefaxed copies conform to the originals thereof. Each document required to be executed in connection with the issuance of the LYONs will be timely executed and a copy thereof delivered to us in final form which will not differ in any material respect from the form which was examined by us.

     (2) All Persons signing each of the Opinion Documents were validly authorized to do so, and each document constitutes the legal, valid and binding obligation of each party to such document, and each is enforceable against the parties thereto in accordance with its terms.

     (3) The LYONs will be issued in compliance with the requirements and terms of the Indenture and the other documents, and the affairs of the parties to the documents have been and will be conducted in a manner consistent with the requirements and terms of such documents.

     (4) All representations contained in the Opinion Documents and other materials upon which we have relied are and will be true, correct and complete, and all representations contained therein that are made "to the best knowledge" of any person or party, or with similar qualification, are and will be true, correct and complete as if made without such qualification.

     (5) In the initial sale of the LYONs, no more than 10% of the LYONs will be issued or transferred to or for the benefit of any stockholders of Markel who collectively own, actually or beneficially, more than 10% of the stock of Markel, or to persons that have a plan or intention to resell or transfer the LYONs to such stockholders of Markel.

      Based on the foregoing; considerations of such other matters as we have deemed appropriate; Markel's representations, including without limitation that, as of the issue date, the likelihood that the contingent interest payments will be made during the term of the LYONs is not remote, and that, as of the issue
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Markel Corporation
June 5, 2001
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date, the likelihood that the contingent interest payments will not be made during the term of the LYONs is not remote; and certain estimates made by Markel and Merrill Lynch Pierce Fenner & Smith Incorporated regarding the present value of contingent payments, we are of the opinion that:

(1) the LYONs will be treated as indebtedness for United States federal income tax purposes;

(2) the statements in the Prospectus Supplement under the caption "Certain United States Federal Income Tax Consequences" insofar as such statements constitute a summary of the United States federal income tax laws referred to therein are accurate and fairly summarize the United States federal income tax laws referred to therein;

(3) the LYONs will be subject to the noncontingent bond method of the original issue discount regulations governing contingent payment debt instruments (section 1.1275-4(b) of the U. S. Treasury Regulations); and


(4) the term "comparable yield" means the annual yield Markel would pay, as of the initial issue date, on a fixed-rate nonconvertible debt security, with no contingent payments, but with terms and conditions otherwise comparable to those of the LYONs; however, the precise manner of calculating the comparable yield is not absolutely clear.

     Depending on the identity of the persons to whom the LYONs were marketed or sold, there may be a presumption that the comparable yield is the applicable federal rate based on the overall maturity of the LYONs. This presumption may only be overcome with clear and convincing evidence that the comparable yield should be some yield other than the applicable federal rate.

     Our opinion is based on the relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), administrative rulings and pronouncements issued by the IRS, judicial decisions rendered by United States federal courts of competent jurisdiction, and Treasury Regulations in effect on the date of this opinion. These authorities are subject to change, possibly on a retroactive basis. This opinion will not be updated for subsequent changes or modifications to the law and regulations or to the judicial and administrative interpretations thereof unless we are specifically engaged to do so. Our opinion neither relates to nor purports to cover the laws, regulations, or other legal authorities of any state, local, or foreign governmental authority, nor any tax or other governmental charge, other than United States federal income tax.

     No ruling has or will be sought or obtained from the IRS regarding any of the matters on which we have opined. Moreover, an opinion of counsel is not binding upon the IRS or the courts and as such does not provide a guarantee of result. Thus, no assurance can be given that the IRS will not take positions contrary to those stated herein or that a court would not uphold such contrary positions, potentially with adverse tax consequences.
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Markel Corporation
June 5, 2001
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     We express no opinions other than those expressed in this opinion.  This opinion is rendered only to those to whom it is addressed and may not be relied on in connection with any transactions other than those contemplated in this letter. The opinion may not be relied on for any other purpose or used, circulated, quoted or otherwise referred to or relied on by any other person, firm, or corporation for any purpose, without our prior written consent, except that we hereby consent to the reference to our firm under the captions "Certain United States Federal Income Tax Considerations" and "Validity of the LYONs" in the Prospectus Supplement and to the filing of this opinion as an exhibit thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933 or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

                               Very truly yours,

                               /s/ McGuireWoods LLP